                                                                    EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Citation Corporation on Forms S-8 (File No. 33-93630, File No. 33-93652, and File No. 333-4206) of our report, dated November 19, 1996, on our audits of the consolidated financial statements and financial statement schedules of Citation Corporation and subsidiaries as of September 29, 1996 and October 1, 1995, and for each of the three years in the period ended September 29, 1996, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 26, 1996


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


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SUPPLEMENTARY INFORMATION


To the Stockholders
Citation Corporation and Subsidiaries

Our report on the consolidated financial statements of Citation Corporation and subsidiaries is included on page 25 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index in Item 14 of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
November 19, 1996




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




CITATION CORPORATION AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDING SEPTEMBER 29, 1996, OCTOBER 1, 1995 AND OCTOBER 2, 1994



                                                                     Additions
                                                              -----------------------
Description                                        Balance at
                                                    Beginning   Charged   Charged to                Balance at
                                                   of Period  to Expense     Assets   Deductions   End of Period
                                                  ----------- ----------- ----------- ----------   --------------
1996
Allowance for doubtful accounts                   $  770,672  $  583,539  $  208,519  $  (141,703)  $1,421,027
Reserve for obsolete inventory                       267,890     259,922     217,455     (254,279)     490,988
Reserve for sales returns                          1,020,939     643,731     281,060     (870,494)   1,075,236
Deferred tax asset valuation allowance                           370,000                               370,000
                                                  ----------  ----------  ----------  ------------  ----------
     Total                                        $2,059,501  $1,857,192  $  707,034  $(1,266,476)  $3,357,251
                                                  ----------  ----------  ----------  ------------  ----------
                                                  ----------  ----------  ----------  ------------  ----------

1995
Allowance for doubtful accounts                   $  949,564  $  460,840  $   36,431  $  (676,163)  $  770,672
Reserve for obsolete inventory                        15,000       4,640     248,250                   267,890
Reserve for sales returns                            137,611     176,126     910,698     (203,496)   1,020,939
                                                  ----------  ----------  ----------  ------------  ----------
     Total                                        $1,102,175  $  641,606  $1,195,379  $  (879,659)  $2,059,501
                                                  ----------  ----------  ----------  ------------  ----------
                                                  ----------  ----------  ----------  ------------  ----------

1994
Allowance for doubtful accounts                   $  796,612  $  170,954  $   41,149  $   (59,151)  $  949,564
Reserve for obsolete inventory                        10,000                   5,000                    15,000
Reserve for sales returns                            194,085      34,787                  (91,261)     137,611
                                                  ----------  ----------  ----------  ------------  ----------
     Total                                        $1,000,697  $  205,741  $   46,149  $  (150,412)  $1,102,175
                                                  ----------  ----------  ----------  ------------  ----------
                                                  ----------  ----------  ----------  ------------  ----------


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